Exhibit (h)(16)

RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, is made this 11th of January, 2022, by and among each trust identified on Schedule A, (each, an “Acquiring Trust”), on behalf of itself and its respective series identified on Schedule A, severally and not jointly (each, an ”Acquiring Fund”), and each trust identified on Schedule B (each, an “Underlying Trust”), on behalf of itself and its respective series identified on Schedule B, severally and not jointly (each, an ”Acquired Fund” and together with the Acquiring Funds, the ”Funds”), and shall be effective January 19, 2022.

WHEREAS, each Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the ”1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits the extent to which a registered investment company may invest in shares of other registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered investment company, its principal underwriter or registered brokers or dealers may knowingly sell shares of such registered investment company to other investment companies, and Section 12(d)(1)(C) limits the extent to which an investment company may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in accordance with the Rule, the Acquiring Funds and the Acquired Funds desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the Acquired Funds in reliance on the Rule.

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, as applicable, the Acquired Fund may honor any redemption request partially or wholly in-kind.

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(ii) Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to comply with the relevant redemption protocols identified on Schedule C to this Agreement, as may be updated by the Underlying Trust from time to time, whenever practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that (A) under certain circumstances, it may not be practicable for the Acquiring Fund to provide the notifications described in Schedule C with respect to systematic trades used exclusively to rebalance assets among its underlying funds to maintain their target allocations; and (B) any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii) Scale of investment. The Acquiring Fund will use reasonable efforts to comply with the relevant protocols identified on Schedule C to this Agreement, as may be updated by the Underlying Trust, from time to time, regarding the scale of its investment in each Acquired Fund whenever practicable and consistent with the Acquiring Fund’s best interests. The Acquired Fund acknowledges and agrees that (A) under certain circumstances, it may not be practicable for the Acquiring Fund to provide the notifications described in Schedule C with respect to systematic trades used exclusively to rebalance assets among its underlying funds to maintain their target allocations; and (B) any information provided pursuant to the foregoing is not a commitment to purchase and constitutes an estimate that may differ materially from the amount, timing and manner in which a purchase order is submitted, if any.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund and its investment adviser with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule. For the avoidance of doubt, the Acquiring Fund acknowledges and agrees that any information provided by the Acquired Fund under this section is limited to publicly available fee and expense information.

2.	Representations of the Acquired Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule with respect to an investment by the Acquiring Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

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3.	Representations of the Acquiring Funds.

In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule with respect to its investment in such Acquired Fund, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

4.	[RESERVED]
5.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Fund:	If to the Acquired Fund:

Jay Aronowitz

c/o John Hancock Investment Management LLC

200 Berkeley Street

Boston, MA 02116

Fax:

Email: Jay_Aronowitz@jhancock.com

With a copy to:

Christopher Sechler

Attn: Legal Dept.

200 Berkeley Street

Boston, MA 02116

Fax:
Email: CSechler@jhancock.com

Jason Pogorelec

c/o Fidelity Investments

245 Summer Street, V13E

Boston, MA 02210

Email: Jason.Pogorelec@fmr.com

Kenneth Robins

c/o Fidelity Investments

245 Summer Street, V10B

Boston, MA 02210

Email: Kenneth.Robins@fmr.com

With a copy to:

Brian Blackburn

Attn: Legal Dept.

245 Summer Street, V13E

Boston, MA 02210

Email:Brian.Blackburn@fmr.com

6.	Term and Termination; Assignment; Amendment

(a) This Agreement shall be effective for the duration of the Acquired Funds’ and/or the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in Funds made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 6(b).

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(b) This Agreement shall continue until terminated in writing by either party upon 60 days’ notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c) This Agreement may not be assigned by either party without the prior written consent of the other. In the event either party assigns this Agreement to a third party as provided in this Section, such permitted third party shall be bound by the terms and conditions of this Agreement applicable to the assigning party.

(d) This Agreement may be amended only by a writing that is signed by each affected party.

(e) This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

(f) In any action involving the Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund(s) that are involved in the matter in controversy and not to any other series of the Acquiring Trusts.

(g) In any action involving the Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund(s) that are involved in the matter in controversy and not to any other series of the Acquired Trusts.

7.	M6.iscellaneous

(a) Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

(b) Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

(c) Notice. The Acquiring Funds are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or Trust Instrument, as the case may be (the “Trust Document”), of which each Acquired Fund is a series (the “Trusts”) or other organizational documents and agrees that the obligations assumed by the Trusts pursuant to this Agreement shall be limited in all cases to the relevant Acquired Funds and their assets, and the Acquiring Funds shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the relevant Acquired Funds or any other series of the Trusts. In addition, the Acquiring Funds shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Acquiring Funds understand that the rights and obligations of any Fund

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under the Trust Document or other organizational document are separate and distinct from those of any and all other series of the Trusts.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Each Acquiring Trust, on behalf of itself and each of the Acquiring Funds listed on Schedule A, Severally and Not Jointly

/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President

Each Underlying Trust listed on Schedule B, on behalf of itself and each of its Acquired Funds, Severally and Not Jointly

/s/ Stacie Smith
Name:	Stacie Smith
Title:	Officer
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SCHEDULE A

Acquiring Trusts and Acquiring Funds

Acquiring Trusts	Acquiring Funds
John Hancock Variable Insurance Trust	Lifestyle Balanced Portfolio
Lifestyle Conservative Portfolio
Lifestyle Growth Portfolio
Lifestyle Moderate Portfolio
Managed Volatility Balanced Portfolio
Managed Volatility Conservative Portfolio
Managed Volatility Growth Portfolio
Managed Volatility Moderate Portfolio

John Hancock Funds II	Alternative Asset Allocation Fund
Multi-Index 2010 Lifetime Portfolio
Multi-Index 2015 Lifetime Portfolio
Multi-Index 2020 Lifetime Portfolio
Multi-Index 2025 Lifetime Portfolio
Multi-Index 2030 Lifetime Portfolio
Multi-Index 2035 Lifetime Portfolio
Multi-Index 2040 Lifetime Portfolio
Multi-Index 2045 Lifetime Portfolio
Multi-Index 2050 Lifetime Portfolio
Multi-Index 2055 Lifetime Portfolio
Multi-Index 2060 Lifetime Portfolio
Multi-Index 2065 Lifetime Portfolio
Multi-Index Income Preservation Portfolio
Multi-Index Lifestyle Aggressive Portfolio
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Multi-Index Lifestyle Balanced Portfolio
Multi-Index Lifestyle Conservative Portfolio
Multi-Index Lifestyle Growth Portfolio
Multi-Index Lifestyle Moderate Portfolio
Multi-Index 2025 Preservation Portfolio
Multi-Index 2030 Preservation Portfolio
Multi-Index 2035 Preservation Portfolio
Multi-Index 2040 Preservation Portfolio
Multi-Index 2045 Preservation Portfolio
Multi-Index 2050 Preservation Portfolio
Multi-Index 2055 Preservation Portfolio
Multi-Index 2060 Preservation Portfolio
Multi-Index 2065 Preservation Portfolio
Multimanager 2010 Lifetime Portfolio
Multimanager 2015 Lifetime Portfolio
Multimanager 2020 Lifetime Portfolio
Multimanager 2025 Lifetime Portfolio
Multimanager 2030 Lifetime Portfolio
Multimanager 2035 Lifetime Portfolio
Multimanager 2040 Lifetime Portfolio
Multimanager 2045 Lifetime Portfolio
Multimanager 2050 Lifetime Portfolio
Multimanager 2055 Lifetime Portfolio
Multimanager 2060 Lifetime Portfolio
Multimanager 2065 Lifetime Portfolio
Multimanager Lifestyle Aggressive Portfolio
Multimanager Lifestyle Balanced Portfolio
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Multimanager Lifestyle Conservative Portfolio
Multimanager Lifestyle Growth Portfolio
Multimanager Lifestyle Moderate Portfolio
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SCHEDULE B

Acquired Trusts and Acquired Funds

Acquired Trusts	Acquired Funds
Fidelity Concord Street Trust	Fidelity 500 Index Fund
Fidelity International Index Fund

Fidelity Salem Street Trust	Fidelity Small Cap Index Fund
Fidelity Mid Cap Index Fund
Fidelity Emerging Markets Index Fund
Fidelity Inflation-Protected Bond Index Fund
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SCHEDULE C

Acquired Fund Investment Protocols

	(A) Max Daily Purchase Limit	(B) Max Permitted Ownership (as % of Fidelity Fund)	(C) Request Advance Notice of Redemptions	(D) Request Advance Notice of Purchases	(E) Reserve Ability to Redeem in Kind (Y or N)	(F) Redemption Threshold to which (C) Applies (in $)	(G) Purchase Threshold to which (D) Applies (in $)
Fidelity 500 Index Fund	None	25%	Yes 3 business days	Yes 3 business days	Y	8,000,000	8,000,000
Fidelity International Index Fund	None	25%	Yes 3 business days	Yes 3 business days	Y	8,000,000	8,000,000
Fidelity Small Cap Index Fund	None	25%	Yes 3 business days	Yes 3 business days	Y	8,000,000	8,000,000
Fidelity Mid Cap Index Fund	None	25%	Yes 3 business days	Yes 3 business days	Y	8,000,000	8,000,000
Fidelity Emerging Markets Index Fund	None	25%	Yes 3 business days	Yes 3 business days	Y	2,500,000	2,500,000
Fidelity Inflation-Protected Bond Index Fund	None	25%	Yes 3 business days	Yes 3 business days	Y	53,000,000	53,000,000

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